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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐  Preliminary Proxy Statement

☐  CONFIDENTIAL, FOR USE OF THE

      COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

☒  Definitive Proxy Statement

☐  Definitive Additional Materials

☐  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

UMB FINANCIAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒  No fee required.

☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Notes:

Reg. (S) 240.14a-101.

SEC 1913 (3-99)

Notice of Annual Meeting of Shareholders

and Proxy Statement

FOR

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD

April 17, 2003

10:00 a.m.

UMB Bank Building

1010 Grand Boulevard

Kansas City, Missouri 64106

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 17, 2003

The Annual Meeting of Shareholders of UMB Financial Corporation (the “Company”) will be held at the Company offices located at 1010 Grand Boulevard, Kansas City, Missouri, 64106 on April 17, 2003, at 10:00 a.m. to consider and vote on the following matters:

1)  The election of ten Class III directors to hold office until the Annual Meeting in 2006;

2)  Ratification of the Audit Committee’s selection of Deloitte & Touche LLP to serve as the Company’s independent auditors and to examine and audit the consolidated financial statements of the Company for the fiscal year 2003; and,

3)  Transaction of such other matters as may properly come before the meeting or any adjournments thereof.

Only shareholders of record at the close of business on March 3, 2003, will be entitled to notice of, or to vote at, this meeting or any adjournments thereof. This Proxy Statement is being mailed on or about March 12, 2003.

It is important that your shares be represented at the meeting. We urge you to exercise your right to vote by completing and returning the enclosed proxy card.

By Order of the Board of Directors,

Dennis R. Rilinger

Secretary

The date of this notice is March 12, 2003.

PLEASE SIGN AND DATE THE ACCOMPANYING PROXY AND MAIL IT PROMPTLY, regardless of the number of shares you may own and whether or not you plan to attend the meeting in person. You may revoke your proxy and vote your shares in person if revoked in accordance with the procedures described in the attached proxy statement.

UMB FINANCIAL CORPORATION

1010 Grand Boulevard

Kansas City, Missouri 64106

PROXY STATEMENT

GENERAL INFORMATION

Purpose

This Proxy Statement and the accompanying proxy card are being mailed beginning March 12, 2003, to the shareholders of record of the common stock, par value one dollar ($1.00) per share, of UMB Financial Corporation (the “Company”) as of March 3, 2003 (the “record date”). The Company’s Board of Directors (the “Board”) is soliciting proxies to be used at the 2003 Annual Meeting of its shareholders which will be held at 10:00 a.m. on April 17, 2003, at the Company offices located at 1010 Grand Boulevard, Kansas City, Missouri, and any adjournment thereof (the “Annual Meeting”).

Attendance at the Annual Meeting is limited to shareholders of record or their proxies, beneficial owners of Company common stock having evidence of such ownership, and guests of the Company.

Proxies are being solicited to give all shareholders of record an opportunity to vote on matters to be presented at the Annual Meeting. In the following pages of this Proxy Statement, you will find information on matters to be voted upon at the Annual Meeting of shareholders or any adjournment of that meeting.

Matters to be Considered by Shareholders

Shareholders at the Annual Meeting will consider and vote upon: 1) the election of Class III directors who will hold office until the Annual Meeting in 2006; 2) ratification of the Audit Committee’s selection of Deloitte & Touche LLP to serve as the Company’s independent auditors and to examine and audit the consolidated financial statements of the Company for the fiscal year 2003; and 3) transaction of such other matters as may properly come before the meeting or any adjournments thereof. Shareholders do not have any dissenters’ rights of appraisal in connection with any of these matters.

Who Can Vote

Holders of common stock of the Company at the close of business on March 3, 2003, are entitled to notice of and to vote at the Annual Meeting. On February 14, 2003, there were 21,944,701 shares of Company common stock outstanding. Each share is entitled to one vote on each matter properly brought before the meeting other than the election of directors (which is done by cumulative voting). Shares can be voted at the meeting only if the shareholder is present or represented by a valid proxy. If you have shares attributable to your account under the Company’s ESOP, you have the right to direct the voting of those shares. Any shares not so directed will be voted in accordance with the instructions of the Administrative Committee of the ESOP. If the Administrative Committee fails to give instructions with respect to voting, UMB Bank, n.a., as trustee, is to exercise the voting rights. If you have a beneficial interest in shares allocated to your account under the Company’s Profit Sharing and 401(k) Plan, you have the right to direct the voting of those shares. Any shares not so directed will not be voted.

Voting

Your vote is important. Since many shareholders cannot personally attend the meeting, a large number must be represented by proxy. Proxies may be given by either a written proxy card or by communicating with the Company’s transfer agent by use of the internet. Instructions for giving your proxy by either means accompany this Proxy Statement. Proxies may be revoked at any time before they are exercised (i) by written notice to the Corporate Secretary, (ii) by electronic notice to the Company’s transfer agent, (iii) by a properly executed, later-dated written or electronic proxy, or (iv) by voting by ballot at the Annual Meeting. The method by which you vote will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.

All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If you sign the proxy card but do not specify how you want your shares to be voted, your shares will be voted equally in favor of the election of all nominees listed on the proxy card and in favor of ratifying the Audit Committee’s selection of Deloitte & Touche LLP to serve as the Company’s independent auditors and to examine and audit the consolidated financial statements of the Company for the fiscal year 2003. Votes will be counted by the inspectors of the election appointed by the Chairman at the meeting.

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place, the persons named in the enclosed form of proxy will have discretion to vote on those matters according to their best judgment to the same extent as you would be entitled to vote. At the date this Proxy Statement went to press, the Company did not anticipate that any other matters would be raised at the Annual Meeting.

Solicitation of Proxies

The Company is soliciting the proxy and will pay the cost of the solicitation of proxies. In addition to the use of the mail, proxies may be solicited personally, or by telephone, by regular employees of the Company. In addition, the Company will reimburse brokers and other custodians, nominees or fiduciaries for their expenses in forwarding proxy materials to security owners and updating their proxies.

Delivery of Voting Materials to Shareholders

Two or more shareholders of record sharing the same address will each receive a complete set of the proxy voting materials (Proxy Card, Annual Statement and Proxy Statement). Services that deliver the Company’s Proxy Statement and Annual Report to shareholders that hold Company stock through a bank, broker or other beneficial holder of record may deliver to multiple shareholders sharing the same address only one set of the Company’s Proxy Statement and Annual Report, but separate proxy cards for each shareholder. Upon written or oral request, the Company will promptly deliver a separate copy of the Annual Report and/or Proxy Statement to any shareholder at a shared address to which a single copy was delivered. Shareholders may notify the Company of their requests by writing Corporate Secretary, UMB Financial Corporation, 1010 Grand Boulevard, Kansas City, Missouri 64106 or calling (816) 860-7889.

Required Votes—Election of Director Nominees

Voting is cumulative in the election of directors. The Board is divided into three classes which are as nearly equal in number as possible. At each Annual Meeting of shareholders, the directors constituting one class are elected for a three-year term. In addition, if an individual has been appointed to fill a vacancy in one of the other two classes since the last Annual Meeting, their names will also be submitted for a shareholder vote.

In voting for the election of directors in any class, cumulative voting is permitted and record holders are entitled to cast as many votes as shall equal the number of shares of stock held, multiplied by the number of directors to be elected in that class. Such votes may be cast all for a single candidate in that class or the votes may be distributed among the candidates in that class, as the shareholder directs. Any shares not voted (whether by abstention, withheld votes, broker non-votes or otherwise) have no impact on the election of directors except to the extent that the failure to vote for an individual results in other individuals receiving a larger proportion of the total votes. If you sign the proxy card but do not specify how you want your shares to be voted, your shares will be voted equally in favor of the election of all nominees listed on the proxy card.

Each nominee must be elected by a plurality of the votes of the shares entitled to vote on the election of the directors and represented in person or by proxy at a meeting at which a quorum is present.

While it is not expected that any of the nominees will be unable to qualify or accept office, if for any reason one or more is unable to do so, the proxies will be voted for substitute nominees selected by the independent members of the Board.

Required Votes—Ratification of Selection of Auditors and Other Matters

The ratification of the Audit Committee’s selection of Deloitte & Touche LLP to serve as the Company’s independent auditors and to examine and audit the consolidated financial statements of the Company for the fiscal year 2003 and the taking of action on any other matter properly presented for a shareholder vote, will be determined by a vote of the majority of the outstanding shares of common stock represented at the Annual Meeting. Voting on these matters will be one vote per share.

PRINCIPAL SHAREHOLDERS

The following persons owned of record or beneficially more than five percent of the outstanding voting securities of the Company at the close of business on February 14, 2003:

Name and Address	Number of Shares Held of Record as a Fiduciary but not Owned Beneficially		Percent	Number of Shares Owned Beneficially		Percent
UMB Bank, n.a.	3,135,977	(1)	14.29	500,564	(2)	2.28
1010 Grand Boulevard
Kansas City, Missouri
R. Crosby Kemper	0		0	3,943,595	(3)	17.97
1010 Grand Boulevard
Kansas City, Missouri
ESOP of UMB Financial Corporation.	0		0	1,506,748	(4)	6.87
1010 Grand Boulevard
Kansas City, Missouri

(1)

Held by UMB Bank, n.a. (“UMB, n.a.”), an affiliate bank of the Company, in agency and custody accounts and may be voted or disposed of only upon instructions from the beneficial owners or are held in trusts and estates and may be voted or disposed of only upon the instructions of persons having voting control under the terms of the governing instrument or other agreement. Shares held by UMB, n.a. which are shown in footnotes 3 and 4 below are not included in this number. UMB, n.a. disclaims beneficial ownership of all these shares.

(2)	Includes 198,619 shares that are voted or disposed of only as directed by co-fiduciaries. Also includes 301,945 shares held in trusts and estates for which UMB, n.a. is the sole fiduciary; however, UMB, n.a. has elected not to vote such shares. UMB, n.a. disclaims beneficial ownership of all of these shares. Shares held by UMB, n.a. which are shown in footnotes 3 and 4 below are not included in this number.

(3)	Includes 12,029 shares held by Mary S. Kemper (wife of R. Crosby Kemper) and 3,887 shares held under the Company’s ESOP Plan for which R. Crosby Kemper has voting rights. Includes 154,645 shares held by Kemper Realty Company, 208,080 shares held by Pioneer Service Corporation, 92,150 shares held by Stagecoach, Inc., and 859,431 shares held by Stagecoach Investments, L.P. Each of these entities are ones through which voting and investment decisions may be controlled, directly or indirectly by R. Crosby Kemper. Also includes 775,200 shares held by UMB, n.a. as either sole trustee or co-trustee; in each case R. Crosby Kemper has or shares voting or investment powers. Of this number, 362,441 shares are held in trusts established under the will of Rufus Crosby Kemper, and 39,081 shares are held in the Enid and Crosby Kemper Foundation. In both cases, the shares may be voted or disposed of by UMB, n.a. as trustee but only upon the direction of R. Crosby Kemper, Mary S. Kemper and Alexander C. Kemper, or any two of them. 339,639 shares are owned by the R. C. Kemper, Sr. Charitable Trust and Foundation but may be voted or disposed of only by the co-trustees, R. Crosby Kemper, R. Crosby Kemper III and Sheila Kemper Dietrich, or any two of them. 7,078 shares are owned by the R. C. Kemper, Jr. Charitable Trust and Foundation and may be voted or disposed of by R. Crosby Kemper, John Mariner Kemper and R. Crosby Kemper III, or any two of them; and 26,961 shares are owned by the William T. Kemper Foundation and may be voted or disposed of by UMB, n.a. but only upon the direction of R. Crosby Kemper.

(4)	Held by UMB, n.a. as trustee for the benefit of eligible employees of the Company and all its subsidiaries under the Company’s ESOP. Participants have the right to direct the voting of shares attributable to their accounts. All shares not so directed are voted in accordance with the instructions of the Administrative Committee of the ESOP. Shares are disposed of in the discretion of the Administrative Committee. If the Administrative Committee fails to give instructions with respect to voting or fails to give directions with respect to a required dispositive decision, UMB, n.a., as trustee, is to exercise the voting rights and make the dispositive decision. Beneficial ownership of all of these shares is disclaimed.

STOCK OWNED BY DIRECTORS AND NOMINEES

AND BY EXECUTIVE OFFICERS

The following table sets forth the number of shares of UMB Financial Corporation common stock beneficially owned (as defined in the rules of the Securities and Exchange Commission), as of February 14, 2003, by each director, each nominee, and by the executive officers named in the Summary Compensation Table. It also includes the shares beneficially owned by all directors and executive officers as a group.

Names	Beneficial Holdings(1)		Percent of Class
Miriam M. Allison	954		*
Paul D. Bartlett, Jr.	114,004		*
Thomas E. Beal	23,118		*
H. Alan Bell	87,008		*
William L. Bishop	305		*
David R. Bradley, Jr.	9075		*
Cynthia J. Brinkley	—		*
Newton A. Campbell	2,538		*
William T. Fuldner	—		*
Peter J. Genovese	56,522		*
Jack T. Gentry	—		*
Richard Harvey	23		*
C. N. Hoffman III	41,451		*
Alexander C. Kemper	832,856		3.80%
R. Crosby Kemper	3,943,595		17.97%
R. Crosby Kemper III	953,949		4.35%
Tom J. McDaniel	1,155		*
William J. McKenna	5,787		*
James D. Matteoni	2,710		*
John H. Mize, Jr.	43		*
Mary Lynn Oliver	98,928		*
Robert W. Plaster	77,910		*
Kris A. Robbins	626		*
Alan W. Rolley	178,103		*
Thomas D. Sanders	29,275		*
L. Joshua Sosland	1,458		*
Herman R. Sutherland	4,934		*
Paul Uhlmann, III	3,440		*
E. Jack Webster, Jr.	70,045		*
Dr. Jon Wefald	3,559		*
John E. Williams	1,900		*
Thomas J. Wood, III	489,819		2.23%
All Directors and Executive Officers as a Group	5,429,828	(2)	24.74%

(1)

Includes shares of common stock held directly by the individuals as well as by members of such individuals’ immediate families who share the same household, shares held in trust and other indirect forms of ownership over which shares the individuals exercise sole or shared voting and/or investment power. Also includes shares which are subject to outstanding options exercisable by officers of the Company within

60 days as follows: Mr. Genovese – 8,893 shares, Mr. C.N. Hoffman, III – 899 shares, Mr. R. Crosby Kemper, III – 7,195 shares and Mr. James D. Matteoni – 1,801 shares. In addition, all other Executive Officers collectively hold such options to acquire 15,208 shares.
(2)	Shares held in Kemper family foundations, trusts and companies over which more than one member of the R. C. Kemper family share voting and/or investment power have been included only one time in this total. See footnote 3 in the above Section entitled “Principal Shareholders” for a description of the voting rights and investment authority of such family members.
*	Less than 1% of outstanding shares.

CORPORATE GOVERNANCE

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

The Board has appointed an Audit Committee from among its independent members. It has also created an Officers Salary and Stock Option Committee, members of which are appointed by the Board and consist of independent members of the Board as well as independent members of Boards of the Company’s subsidiaries. The Board has also appointed an Executive Committee consisting of senior officers of the Company, some of whom are members of the Board. The Board also appoints three members to an Administrative Committee for the UMB Financial Corporation Executive Committee Deferred Compensation Plan. The Board has not appointed a Nominating Committee. The independent members of the Board are responsible for nominating Board members.

In accordance with its written charter, the Audit Committee has responsibility for the selection and oversight of any outside certified public accountant (“CPA”) employed for the Company (including the pre-approval of the scope of audit and non-audit services and related fees relating to such CPA), and each such CPA is accountable to the Audit Committee. The Audit Committee also has responsibility for establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. The Audit Committee is empowered to investigate any matter relating to the Company’s accounting, auditing, internal control or financial reporting practices. The Audit Committee is responsible for reviewing with management and the CPA, the interim financial information contained in the Company’s quarterly reports filed with the Securities Exchange Commission under the Securities Exchange Act of 1934 (the “Act”); for reviewing the audited financial statements and for discussing them with management and the CPA and, based on such review, making a recommendation to the Board of Directors of the Company as to the inclusion of such audited financial statements in the Company’s Annual Report on Form 10-K. The Audit Committee is also responsible for reviewing and considering the quality and adequacy of, and compliance with, the Company’s internal controls, and other matters relevant to the Company’s financial statements and other disclosures in its filings under the Act. Present members of the Audit Committee are Thomas E. Beal, David Bradley, Jr., Newton A. Campbell, and John H. Mize, Jr.

The Officers Salary and Stock Option Committee is responsible for setting and administering overall compensation policy and setting compensation levels for senior officers. Members of the committee are Paul D. Bartlett, Jr., William J. McKenna, Thomas D. Sanders, L. Joshua Sosland, and Herman R. Sutherland from the Company’s Board of Directors. Mr. John W. Uhlmann is also a member of the Committee and a member of the Board of UMB Bank, n.a., the Company’s largest subsidiary.

The Administrative Committee for the UMB Financial Corporation Executive Committee Deferred Compensation Plan is responsible for administering the UMB Financial Corporation Executive Committee Deferred Compensation Plan. Present members of this committee are R. Crosby Kemper III, Peter J. Genovese and James A. Sangster.

The Executive Committee has authority to take action in lieu of the Board of Directors between its regularly scheduled meetings, and reports such actions to the Board at its next scheduled meeting for ratification. Present members of this committee are R. Crosby Kemper, Chairman, R. Crosby Kemper III, Vice Chairman, Miriam M. Allison, Vincent J. Ciavardini, Sheila Kemper Dietrich, Peter J. Genovese, Royce M. Hammons, Chris N. Hoffman III, J. Mariner Kemper, Douglas F. Page, James A. Sangster, and Daniel C. Stevens.

In addition to the four meetings of the Board of Directors, the Executive Committee took action in lieu of meetings four times during 2002. The Audit Committee met seven times, and the Officers Salary and Stock Option Committee met once and took one action by unanimous consent in 2002. All directors attended at least 75 percent of the meetings of the Board and committees upon which they served except Jack T. Gentry, Tom J. McDaniel, Mary Lynn Oliver, Alan W. Rolley, Thomas D. Sanders, and Dr. Jon Wefald.

PROPOSAL # 1:    ELECTION OF DIRECTORS

General information about the nominees and the current directors.

The independent directors of the Company nominate individuals for membership on its Board of Directors from various communities served by its banking subsidiaries. At the Annual Meeting, shareholders will be asked to vote for ten Class III directors who will serve until the annual meeting in 2006 or until their respective successors are duly elected and qualified.

Directors are elected by cumulative voting, which means that each shareholder is entitled to cast as many votes for the election of directors to each class as shall equal the number of shares of common stock held by him or her times the number of directors to be elected in that class of directors. Each shareholder may cast all such votes for a single nominee within that class or may distribute them between two or more nominees within that class as he or she sees fit. To be elected, a nominee must receive a plurality of the votes of the shares entitled to vote on the election of the directors and represented in person or by proxy at a meeting at which a quorum is present.

Each of the nominees has agreed to be named as a nominee and to serve as a director, if elected. It is not anticipated that any of the nominees will become unavailable for election; however, if any nominee(s) should unexpectedly become unavailable, the shares represented by the proxy will be voted for such substitute nominee(s) as the independent members of the Board may name.

The following schedule sets forth information about the nominees and about the present directors of the Company who will continue in office:

NOMINEES FOR ELECTION

Class III—Terms expiring in 2006

Name	Age	Position with the Company	Director Since
H. Alan Bell	64	Director	1993
Cynthia J. Brinkley	43	Nominee
Jack T. Gentry	79	Director	1996
R. Crosby Kemper III	52	Chairman, CEO and Director	1994
John H. Mize, Jr.	62	Director	1986
Alan W. Rolley	70	Director	1993
Thomas D. Sanders	58	Director	1991
L. Joshua Sosland	42	Director	1998
Herman R. Sutherland	90	Director	1971
Dr. Jon Wefald	65	Director	1998

DIRECTORS WHO WILL CONTINUE IN OFFICE

Class I—Terms expiring in 2004

Name	Age	Position with the Company	Director Since
Paul D. Bartlett, Jr.	83	Director	1977
William L. Bishop	50	Director	2000
David R. Bradley, Jr.	53	Director	1983
Newton A. Campbell	74	Director	1986
William Terry Fuldner	75	Director	1985
Peter J. Genovese	56	President and Director	1979
C. N. Hoffman III	53	Director	1997
Alexander C. Kemper	37	Director	1992
Mary Lynn Oliver	63	Director	1993
Kris A. Robbins	44	Director	2000

Class II—Terms expiring in 2005

Name	Age	Position with the Company	Director Since
Miriam M. Allison	55	Director	2001
Thomas E. Beal	72	Director	1983
Richard Harvey	64	Director	1999
R. Crosby Kemper	76	Senior Chairman and Director	1969
Tom J. McDaniel	64	Director	1999
William J. McKenna	76	Director	1984
Robert W. Plaster	72	Director	1995
Paul Uhlmann, III	52	Director	2000
E. Jack Webster	82	Director	1985
John E. Williams	76	Director	1987
Thomas J. Wood, III	56	Director	2000

INFORMATION ABOUT THE DIRECTORS AND NOMINEES

Ms. Allison has served as President and Chief Executive Officer of UMB Fund Services, Inc., Milwaukee, Wisconsin (formerly Sunstone Financial Group, Inc.) since 1990. The Company acquired Sunstone Financial Group in 2001. She also serves as a director of UMB Distribution Services LLC. UMB Fund Services, Inc. provides accounting, administration, shareholder servicing and other services to mutual funds.

Mr. Bartlett has served as Chairman of the Board of Bartlett and Company, Kansas City, Missouri, since 1987. Bartlett and Company is an agri-business company. Mr. Bartlett also serves on the Board of Directors for UMB Bank, n.a.

Mr. Beal has served as President and Chief Executive Officer of Beal Properties, Inc., Kansas City, Missouri, since 1967. Beal Properties, Inc. is a real estate management company.

Mr. Bell has been retired since 1994. Prior to 1994, Mr. Bell served as Chairman of UMB Citizens Bank and Trust Co., Manhattan, Kansas, from January 1994 to July 1994. Prior to that he served as Chairman and President of Citizens Bank and Trust Co. in Manhattan, Kansas, from 1976 to 1994.

Mr. Bishop has served as Chief Executive Officer of the Western Group of St. Louis, Missouri, since 1998. Prior to that he served as President from 1992 to 1998. The Western Group is a nationwide specialty contractor specializing in masonry and concrete restoration.

Mr. Bradley has served as President and Editor of the News-Press and Gazette Company in St. Joseph, Missouri since 1971. He has also served as Publisher since 1994. The News-Press and Gazette Company is a newspaper, cable and broadcasting company. The News-Press and Gazette Company has operations in Missouri, Kansas, Texas, Arizona, California, and Oregon.

Ms. Brinkley currently serves as President-Missouri for SBC Missouri in St. Louis, Missouri, where she is responsible for all regulatory, legislative, governmental, and external affairs activities in Missouri. She was appointed to this position in July 2002. She served as President-SBC Arkansas from November 1999 until July 2002. Prior to that, she served as Executive Director—Federal Relations for SBC Communications, Inc. SBC is a telecommunications company.

Mr. Campbell is retired and has served as Chairman Emeritus of Burns & McDonnell Engineering Company, Kansas City, Missouri, since 1994. Prior to that he served as Chairman of the Board and Chief Executive Officer of that company from 1986 until 1994.

Mr. Fuldner currently serves as Chairman Emeritus and as a member of the Board of Directors of EFCO Corporation in Monett, Missouri. Prior to his retirement in 1999, Mr. Fuldner served as Chairman of the Board of EFCO Corporation since 1953. EFCO Corporation is a manufacturing company.

Mr. Genovese has served as Vice Chairman of the Board of the Company since 1982. He was elected President of the Company in March 2000. He also served as Chairman and CEO of UMB Bank of St. Louis, n.a. from 1979 until the bank was merged with UMB Bank, n.a. in 1999, and has since then served as Vice Chairman of the Board/Chairman—St. Louis Region, UMB Bank, n.a.

Mr. Gentry founded and has served as Chairman of the Board of Positronic Industries, Inc. in Springfield, Missouri, since 1966. The company manufactures electrical connectors used in a variety of applications.

Mr. Harvey has served as Chairman of the William H. Harvey Company, Omaha, Nebraska, since 1998. Prior to that he served as President of that company from 1986 to 1998. The William H. Harvey Company is a manufacturer of plumbing specialties.

Mr. Hoffman has served as Chairman of UMB National Bank of America, a subsidiary of UMB Financial Corporation, since 2001. Prior to that, he served as President of the Salina Banking Center of UMB National Bank of America, Salina, Kansas, from 1993 through 2001.

Mr. Alexander C. Kemper, a son of R. Crosby Kemper, has served as Chairman and CEO of eScout LLC, an e-commerce company in which UMB Bank, n.a. holds a minority interest, since March 2000. Prior to that he served as President of the Company from 1995 and as CEO from July 1999 and served as CEO of UMB Bank, n.a. from January 1996 and as Chairman and CEO of UMB Bank, n.a. from January 1997.

Mr. R. Crosby Kemper has served as Senior Chairman since January 2001. From 1972 through January 2001 he served as Chairman of the Board of the Company. He also served as CEO of the Company from 1972 through July 1999 and from March 2000 to January 2001. He also served as Chairman of the Board and CEO of UMB Bank, n.a. from 1971 through January 1996 and as Chairman through January 1997. Mr. Kemper is the father of Alexander C. Kemper and R. Crosby Kemper III, and is the uncle of Thomas W. Wood, III.

Mr. R. Crosby Kemper III, a son of R. Crosby Kemper, has served as Chairman and CEO since January 2001. Prior to that, he served as Vice-Chairman of the Board of the Company from January 1995 until January 2001. He has served as Chairman and CEO of UMB Bank, n.a. since March 2000. He also served as President of UMB Bank of St. Louis, n.a. from 1993 until the bank was merged with UMB Bank, n.a. in 1999 and thereafter served as Vice Chairman of the Board/President—St. Louis Region, UMB Bank, n.a. until March 2000.

Mr. McDaniel has served as President of Oklahoma City University since August 2001. Prior to that, he served as President of Northwestern Oklahoma State University from August 2000 to August 2001. Mr. McDaniel served as Vice Chairman of the Board of Directors of Kerr-McGee Corporation, an oil and gas company, in Oklahoma City, Oklahoma. Mr. McDaniel was elected Senior Vice President of Kerr McGee in 1986 and as Corporate Secretary in 1989. In 1993 he was elected as a member of that company’s Executive Management Committee.

Mr. McKenna is currently retired and serves as Chairman of his own foundation. He served as Chairman of the Kellwood Company in Chesterfield, Missouri, from 1997 to 1999, and as Chairman and Chief Executive Officer from 1984 to 1997. The Kellwood Company is a manufacturer of wearing apparel.

Mr. Mize has served as Chairman, President and Chief Executive Officer of the Blish-Mize Company, Atchison, Kansas, since 1982. Blish-Mize is a wholesale hardware distribution company.

Mrs. Oliver currently serves as a member of the Wichita Community Foundation where she has served as Vice Chairman, and, for three years, as Chairman. She is also a member of the Community Advisory Committee for the John S. and James L. Knight Foundation. She served as Chairman of Russell State Bank, Russell, Kansas, and of Security State Bank, Great Bend, Kansas, from 1984 to 1994.

Mr. Plaster is Chairman of Evergreen Investments, LLC, an investment company located in Lebanon, Missouri. Prior to that he served as Chairman of the Board of Empire Energy Corporation from 1994 to 1996, and as Chairman of the Board of Empire Gas Corporation from 1963 until 1994.

Mr. Robbins has served as CEO of the Security Benefit Group of Companies, Topeka, Kansas, since January 2001. He has served as President of Security Benefit since 1998. The Security Benefit Group is a financial services firm providing annuities, mutual funds and retirement plans throughout the United States.

Mr. Rolley is retired and serves as a director of Community Bancorporation of New Mexico and of Arizona Bancshares, Inc. He served as Chairman of the Kansas State Bank of Holton, Kansas, from January 1990 to February 2002. served as Chairman of UMB Highland Park Bank and Trust in Topeka, Kansas, from 1993 until 1994. Prior to that he served as Chairman of Highland Park Bank and Trust and North Plaza State Bank, both in Topeka, Kansas, from 1965 and 1972, respectively, until 1993.

Mr. Sanders has served as Chairman and Chief Executive Officer of MMC Corp., Leawood, Kansas, since 1991. MMC Corp. is a construction holding company. Prior to that he served as Chairman of the Board, President and CEO of Midwest Mechanical Contractors, Inc., one of MMC’s operating companies.

Mr. Sosland has served as Vice President of Sosland Companies, Inc., Kansas City, Missouri, since 1993. The Sosland Companies are primarily engaged in trade publications for the baking, flour milling and grain industries. Mr. Sosland has also served as Executive Editor of “Milling & Baking News” since 1997.

Mr. Sutherland has served as a Partner of Sutherland Lumber Company, Kansas City, Missouri, since 1941. Sutherland Lumber Company is a building materials company. Mr. Sutherland also serves on the Board of Directors of Children’s Mercy Hospital in Kansas City, Missouri.

Mr. Uhlmann, III has served as President of The Uhlmann Company, Kansas City, Missouri, since 1997. The Uhlmann Company is a grocery products company.

Mr. Webster has served as Chairman of the Board and Chief Executive Officer of Petrol Properties Inc., Springfield, Missouri, since 1957. Petrol Properties is a real estate and marketing company. He has served as Chief Executive Officer of Reliant Industries, Inc., a real estate and environmental services company, since 1990. He is a partner in Webster Partners and a director of Adams Resources and Energy, Inc. and Mid-American Century Life Insurance Co.

Dr. Wefald has served as President of Kansas State University, Manhattan, Kansas, since 1986.

Mr. Williams has served as Chairman of the Board of H. E. Williams, Inc., Carthage, Missouri, a manufacturing company, since 1996. He previously served as Chairman and Chief Executive Officer of that company since 1989 and as President since 1973.

Mr. Wood, a nephew of R. Crosby Kemper, has served as Chairman of the Board of American West Medical Company since 1997. American West is a distribution, sales and marketing company of medical supplies.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF MANAGEMENT’S NOMINEES.

PROPOSAL #2    RATIFICATION OF SELECTION OF

INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee selected, and the Board has ratified the selection of, Deloitte & Touche LLP as independent public accountants to examine and audit the consolidated financial statements of the Company for the fiscal year 2003. The Board is recommending that the Shareholders ratify such selection. Notwithstanding the Audit Committee’s initial selection and the Shareholders’ ratification of such selection however, the Audit Committee shall be specifically authorized to retain another independent auditing firm at any time during the year if the Audit Committee feels that such change would be in the best interest of the Company. Deloitte & Touche LLP has served as the Company’s auditors continuously since 1982. The Audit Committee has considered whether any other relationships, including without limitation, whether Deloitte & Touche LLP’s provision of the different types of services described in the schedule below, and its lease of office space in the Company’s headquarters building, were compatible with the maintenance of Deloitte & Touche LLP’s independence, and the Audit Committee has concluded that such relationships are compatible with the maintenance of their independence.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement. They will also be available to respond to appropriate questions.

Principal Accounting Firm Fees

Aggregate fees billed to the Company for the fiscal years ending December 31, 2001, and 2002 by the Company’s principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte”):

	Fiscal years ended December 31,
	2002	2001
Audit fees	$329,690	$316,115
Audit related fees(1)	195,195	180,950

Total Audit related fees	524,885	497,067
Tax Fees(2)	—	31,253
All other fees(3)	3,585

Total fees(4)	$528,470	$528,318

(1)	Includes fees related to: audits of UMB Scout Brokerage, Inc., UMB Capital Corporation and UMB Redevelopment Corporation; audits of Company’s employee benefit plans; review of the Company’s trust department control structure in accordance with SAS 70; and agreed upon procedures to report on the Company’s assertion on internal control related to its transfer agent and registrar activities.

(2)	Includes fees related to tax compliance and employee benefit tax issues. Other fees primarily represent consultation on income tax matters.

(3)	Includes fees related to the implementation of income tax compliance software.

(4)	Since rules regarding Audit Committees’ pre-approval policies and procedures and de minimus exceptions were not in place in 2002, such disclosures are not considered applicable to this Proxy Statement.

THE BOARD RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE AUDIT COMMITTEE’S SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS.

OTHER MATTERS.

The Board of Directors knows of no matters expected to be presented for consideration at the Annual Meeting that are not described herein. However, if other matters properly come before the meeting, persons named in the accompanying form of proxy may vote thereon in accordance with their best judgment.

SHAREHOLDER PROPOSALS

Shareholder proposals must be received by the Company by November 11, 2003, to be considered for inclusion in the proxy materials of the Company for the 2004 Annual Meeting. The Company requests that such shareholder proposals be sent to the attention of the Corporate Secretary by certified mail-return receipt requested.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Act requires the Company’s executive officers and directors, and persons who beneficially own more than 10% of the Company’s common stock to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater-than-10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, and written representations that no Forms 5 were required, the Company believes that during 2002 all of its officers, directors and greater-than-10% beneficial owners complied with applicable Section 16(a) filing requirements, except as follows. Miriam M. Allison filed a late Form 4 reflecting the purchase of 200 shares of common stock. David R. Bradley, Jr. filed a late Form 4 reflecting the sale of 1,456 shares of common stock. R. Crosby Kemper filed an amended Form 4 that was late in reflecting the sale of 10,000 shares of common stock. Mary Lynn Oliver filed a late Form 4 reflecting the sale of 600 shares of common stock. Alan Rolley filed a late Form 4 reflecting the sale of 1,000 shares.

CERTAIN TRANSACTIONS

Many of the directors, officers, nominee directors and companies with which they are associated were customers of and had banking transactions with the Company’s affiliate banks in the ordinary course of each respective bank’s business during 2002. Such relationships continue to be conducted on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other persons and do not involve more than a normal risk of collectibility or present other unfavorable terms.

R. Crosby Kemper, Alexander C. Kemper, R Crosby Kemper III, Sheila Kemper Dietrich, and J. Mariner Kemper who are directors and/or executive officers of the Company or its affiliates, and certain other members of Mr. R. Crosby Kemper’s immediate family own approximately 75% of the stock of Pioneer Service Corporation. During 2002, Pioneer Service Corporation leased four parcels of real estate to the Company and its subsidiaries under a two year lease expiring December 31, 2002, on terms no less favorable to the Company than those which could be obtained from non-affiliated parties. In December 2001, $190,946 was paid as rent for the 2002 annual rental period under the lease. In January 2003, the Board authorized a renewal of the leases on the basis of a $191,400 annual rental payment (covering a two-year lease period for three of the parcels of real estate, and a five-year lease period for the fourth parcel of real estate) and other terms, concluding that such rents and terms were no less favorable to the Company than those which could be obtained from non-affiliated parties.

The Company is a minority shareholder, and Alexander C. Kemper is the Chairman and CEO, of eScout, LLC, a limited liability company that operates an electronic marketplace. During 2002 the Company and its subsidiaries purchased $1,423,410 worth of goods and services from unrelated vendors through the marketplace operated by eScout, LLC, such purchases being made on terms and conditions no less favorable than those that could be obtained from unrelated third parties.

DIRECTOR COMPENSATION

Directors of the Company who are not employed by the Company or its subsidiaries are paid Directors’ fees of $600 for each Board meeting they attend. Attendance fees of $500 were paid to members of the Audit Committee in 2002. During 2003, the Audit Committee members will receive $800 for each meeting attended and the Audit Committee chairman will receive $1,000 for each meeting attended. Officers Salary and Stock Option Committee members receive an attendance fee of $300. No fees are paid to members of the Executive Committee or to members of the Administrative Committee for the UMB Financial Corporation Executive Officer Deferred Compensation Plan.

SALARY COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Company’s Officers Salary and Stock Option Committee members are identified in the Section entitled “Report of the Officers Salary and Stock Option Committee on Executive Compensation.”

Members of the Officers Salary and Stock Option Committee and companies with which they are associated were customers of and had banking transactions with the Company’s affiliate banks. Such relationships were in the ordinary course of each respective bank’s business during 2002. Such relationships continue to be conducted on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other persons and do not involve more than normal risk of collectibility or present other unfavorable terms. No officers or former officers served as members of the Officers Salary and Stock Option Committee.

EXECUTIVE COMPENSATION

I.  Summary Compensation Table

Name and Principal Position	Annual Compensation					Long Term Compensation (Awards)	All Other Compensation
	Year	Salary		Bonus	Other Annual Compensation	Securities Underlying Options(#)
R. Crosby Kemper	2002	626,999		—		2,623	879,877	(2)
Senior Chairman (1)	2001	639,301		—	—	2,498	24,567
	2000	675,145		—	—	3,021	24,973

R. Crosby Kemper III	2002	496,153				2,623	6,156	(3)
Chairman and CEO of the	2001	448,833		—	—	2,498	9,847
Company and Chairman and	2000	336,737		—	—	3,021	10,253
CEO of UMB Bank, n.a. (1)

Miriam M. Allison	2002	350,000		—	—	500	4,912	(4)
President and CEO of	2001	377,234		—	—	1,000	—
UMB Fund Services, Inc.	2000	—		—	—	—	—

Peter J. Genovese	2002	$325,461	(5)			2,000	7,656	(6)
President of UMB Financial	2001	313,670		—	—	2,000	15,747
Corporation	2000	296,877		—	—	2,100	17,336

James D. Matteoni	2002	275,999				600	7,656	(7)
Chief Information Officer	2001	274,125		—	—	750	8,247
UMB Bank, n.a.	2000	266,959		—	—	788	8,653

(1)	See section entitled “Information About The Directors and Nominees” on page 9 for a description of positions held by the Messrs. Kemper.
(2)	Includes a profit sharing contribution of $4,256, a matching contribution of $3,400 to the 401(k) Savings Plan, and a split dollar insurance premium of $16,320 which includes $12,915 attributable to term life insurance coverage the premium for which was paid in June 2002. Following enactment of the Sarbanes-Oxley Act of 2002, the Company and its subsidiary UMB, n.a. elected to surrender the aforesaid split life insurance policy, purchased by UMB, n.a. in 1973, on the life of R. Crosby Kemper. UMB n.a.’s Board, in 1991, had agreed to pay proceeds of the policy to Mr. Kemper or his estate. After board discussion, in September 2002, UMB, n.a. made a payment of $855,901 to Mr. Kemper, representing the surrender value of the policy, as adjusted for future payments that would have been made if the policy had not been surrendered because of the Sarbanes-Oxley Act.
(3)	Includes a profit sharing contribution of $4,256 and a matching contribution of $1,900 to the 401(k) Savings Plan.
(4)	Includes a profit sharing contribution of $4,256 and a matching contribution of $656 to the 401(k) Savings Plan.
(5)	Of which, $9,763 was deferred under the UMB Financial Corporation Executive Committee Deferred Compensation Plan.
(6)	Includes a profit sharing contribution of $4,256 and a matching contribution of $3,400 to the 401(k) Savings Plan.
(7)	Includes a profit sharing contribution of $4,256 and a matching contribution of $3,400 to the 401(k) Savings Plan.

II.    Option Grants in 2002

Name	Individual Grants				Potential Realizable Value at Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in 2002	Exercise Price (Per Share)	Expiration Date	5%	10%
R. Crosby Kemper (1)	2,623	3.2%	$41.93	Dec. 2007	17,597	51,008
Senior Chairman

R. Crosby Kemper III	2,623	3.2%	$38.11	Dec. 2012	62,865	159,314
Chairman & CEO of the
Company and Chairman &
CEO of UMB Bank, n.a.

Miriam M. Allison	500	0.6%	$38.11	Dec. 2012	11,983	30,368
President and CEO of
UMB Fund Services, Inc.

Peter J. Genovese	2,000	2.4%	$38.11	Dec. 2012	47,934	121,475
President of UMB
Financial Corporation

James D. Matteoni	600	0.7%	$38.11	Dec. 2012	14,380	36,442
Chief Information Officer
UMB Bank, n.a.

(1)	By virtue of Mr. Kemper’s having voting rights over more than 10% of the Company’s common stock there is a 10% premium on his exercise price and his option period cannot exceed five years from date of grant.

The UMB Financial Corporation 1992 Incentive Stock Option Plan expired in 2002, and at the 2002 annual meeting the shareholders approved the UMB Financial Corporation 2002 Incentive Stock Option Plan. Options granted under the 2002 plan become fully vested at four years and eleven months. Under the plan, the Company has the right to recover benefits derived by the exercise of an option by an employee within two years of his or her employment by a competitor. Both of these features are intended to encourage long term commitments by key officers. Except as noted in the footnote (1) above, all Company options are granted for a term of ten years.

III.  Aggregated Option Exercises in 2002, and Option Values at December 31, 2002.

	Shares Acquired on Exercise (#)	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2002 (#) (2)		Value of Unexercised In-the-Money Options at December 31, 2002
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
R. Crosby Kemper (1)	—	—	0	13,575	$0	$6,223
Senior Chairman

R. Crosby Kemper, III	—	—	7,195	12,321	48,732	23,590
Chairman & CEO of the Company and Chairman & CEO of UMB Bank, n.a.

Miriam M. Allison	—	—	—	1,500	0	75
President and CEO of UMB Fund Services, Inc.

Peter J. Genovese	1,849	$34,964	8,893	10,279	73,452	18,570
President of UMB Financial Corporation

James D. Matteoni	—	—	1,801	3,844	7,056	7,119
Chief Information Officer UMB Bank, n.a.

(1)	By virtue of Mr. Kemper’s having voting rights over more than 10% of the Company’s common stock there is a 10% premium on his exercise price and his option period cannot exceed five years from date of grant.
(2)	Number of underlying securities adjusted to reflect 10% stock dividends paid in 1994, 1996, and 2000 and 5% stock dividends paid in 1997, 1998, and 2002.

REPORT OF THE OFFICERS SALARY AND STOCK OPTION COMMITTEE ON

EXECUTIVE COMPENSATION

The Officers Salary and Stock Option Committee of the Board of Directors (the “Committee”) is composed of five Directors of the Company and one Director of UMB Bank, n.a.; none of the members of the Committee are employees of the Company. Subject to oversight by the full Board, the Committee has responsibility for setting and administering overall compensation policy and levels of compensation for senior officers including the Chief Executive Officer and the other executive officers identified in the Summary Compensation Table set forth above. Members of the Committee are individuals with holdings of Company stock who can more particularly bring a shareholder’s perspective to the Committee’s deliberations.

The components of total compensation for nearly every officer of the Company are base salary, lump sum awards, and benefits which are otherwise provided to all employees regardless of position. However, the Committee has the discretion to award bonuses, stock options and other benefits including Company owned automobiles, and incentive compensation. The timing and amounts of such awards are determined on a subjective basis. Subject to limitations on stock options as discussed below, the compensation of the Chief Executive Officer and each of the other executive officers identified in the Summary Compensation Table set forth above is determined in the same way as all other officers for which the Committee has discretion.

The Committee’s policy is to pay base salaries that are competitive with other financial service providers on a national basis. Salary comparisons are made to a cluster of twenty-four nationwide financial institutions with assets ranging from $8 to $25 billion. Salary levels set by the Committee for 2002 generally correspond to salaries paid by national competitors and the salary ranges included in the salary surveys referred to above. While primary emphasis is placed on matching competitive salary levels, consideration is also given to the package of benefits available to all employees compared to those offered by competitors. Salary levels are considered annually and are based on current salary and individual performance during the previous calendar year.

Since 1982 the Company has maintained a program in which a limited number of stock options are granted annually by the Committee to officers of the Company whose contributions to the Company merit such recognition. Such program was carried out under the UMB Financial Corporation 1981 Incentive Stock Option Plan (in effect from 1982 through 1992), the UMB Financial Corporation 1992 Incentive Stock Option Plan (in effect from 1992 through 2002), and the UMB Financial Corporation 2002 Incentive Stock Option Plan (to be effective from 2002 through 2012). Options granted under each of the Plans allow the officer to purchase the option shares for ten years at a price equal to market value at the time the option is granted. Since he has the power to vote more than 10% of the outstanding stock of the Company, options granted to R. Crosby Kemper are for only five years and his option price is 110% of market value. Until December 31, 1997, options granted under the Plan in effect from time to time, provided for delayed vesting according to the following schedule: two years from grant of option—40%; three years—60%; four years—80%; and four years and eleven months—100%. Commencing January 1, 1998, options thereafter granted under the Plan in effect from time to time do not vest until four years and eleven months after they are granted, and at such time they will be 100% vested. If an employee exercises an option and goes to work for a competitor within two years of his or her exercise of that option, the Company has a right to recover the benefits realized at the time of exercise. Both of these features are intended to encourage long term commitments by key officers. Historically the level of options granted by the Company under the Plans has been modest. As shown on Table I, II and III above, the projected benefits received by officers under this plan are relatively low when compared with their salaries. They are also relatively low when compared with other companies.

The Company maintains an unfunded nonqualified UMB Financial Corporation Executive Committee Deferred Compensation Plan, in which a limited number of members of top management are eligible to participate. Participants can annually elect to defer a portion of their compensation until a later predetermined date. The Company undertakes the obligation to pay, on the predetermined date, an amount equal to the deferred compensation (increased by an amount equivalent to the hypothetical allocation of Company contributions and forfeitures which would have occurred in the Company-sponsored employee stock ownership plan and profit sharing and 401(k) plan had the participant not elected to make the deferral) together with a hypothetical gain or loss (an “Adjustment”) that would have been realized had such sum been invested in one or more of the permissible mutual fund(s) designated by the participant from time to time. In order to provide future funding for the payment of the deferred compensation and Adjustments, the Company may, but has no obligation to, maintain corresponding investments in the respective mutual funds designated by the participants. At the present time, there is only one individual actively participating in the Plan.

The Company maintains the ESOP of UMB and the UMB Profit Sharing and 401(k) Savings Plan for all employees. The Company may elect to contribute a portion of the Company’s annual profit to either plan. These discretionary Company contributions are allocated to all eligible employees. Employees enter the plans after completing a year of service. To receive a share of the discretionary Company contribution, an employee must have completed at least 1,000 Hours of Service and still be an active employee of UMB at the end of the year. Employment at the end of the year and 1,000 Hours of Service are not required for the year of a participant’s death, disability or retirement.

All employees are eligible to begin making 401(k) salary deferral contributions to the UMB Profit Sharing and 401(k) Plan. Employee contributions are subject to Internal Revenue Service regulations and dollar limits. The Company in its discretion may match part of those contributions. The Company has previously elected to contribute fifty cents for each dollar contributed by an officer or employee. The Company’s contribution was limited in that the match applied to only the first four percent of an employee’s annual compensation.

The Company has no other long-term incentive plan awards, no employment contracts and no change-in-control or “golden parachute” arrangements with any executive officers.

The Internal Revenue Code was amended effective in 1994 to add Section 162(m), which limits the deduction for federal income tax purposes by publicly held corporations of compensation in excess of $1 million paid to the executive officers listed in the Summary Compensation Table unless such compensation is performance based as defined in Section 162(m).

As indicated in the above Summary Compensation Table, following enactment of the Sarbanes-Oxley Act of 2002, the Company’s subsidiary, UMB, n.a., surrendered a split life insurance policy purchased in 1973 on the life of R. Crosby Kemper and made the payment described in footnote 2 to such Table to Mr. Kemper in September 2002 in accordance with prior commitments and agreements approved by its board. As a result of such payment, the total compensation of Mr. Kemper for 2002 exceeded the sum of $1 million. Except for that special situation, the total compensation paid by the Company to any of the executives named in the Summary Compensation Table is less than $1 million. The Compensation Committee and the Board have been and will continue to be counseled on the limitations imposed by Section 162(m), and the Compensation Committee will consider the limitations imposed by Section 162(m) in structuring future compensation for the Company’s executives. The Committee cannot make any assurances, however, that it will not authorize the payment of non-deductible compensation. As stated above, the Compensation Committee structures compensation for its executives to be competitive with other financial service providers in the communities served by the Company. The Committee will work to maintain competitive compensation, to the extent feasible, with compensation that is fully deductible. Nonetheless, the limitation on deductibility will have to be weighed against the interests of the Company in attracting and retaining high quality executives.

MEMBERS OF THE COMMITTEE

Paul D. Bartlett, Jr., William J. McKenna, Thomas D. Sanders,

L. Joshua Sosland, Herman R. Sutherland and John W. Uhlmann

PERFORMANCE GRAPH

The graph below summarizes the cumulative return experienced by the Company’s shareholders over the years 1997 through 2002, compared to the S&P 500 Stock Index and the NASDAQ Bank Index. In all cases the return assumes a reinvestment of dividends.

UMB Financial Corporation

Vs. Various Stock Indices

AUDIT CHARTER

At its January 16, 2003, meeting, the Board adopted a revised written charter for its Audit Committee. A copy of that revised charter is included as Appendix A to this Notice of Annual Meeting of Shareholders and Proxy Statement.

INDEPENDENCE OF AUDIT COMMITTEE

It has been determined that the members of the Audit Committee are independent directors as that term is defined in Rule 4200(a)(14) of the National Association of Securities Dealers listing standards.

AUDIT COMMITTEE REPORT

During 2002, the Audit Committee met seven times, and the Audit Committee discussed the interim financial information contained in each quarterly earnings announcement with management and the independent outside auditor performing the Company’s audits (“CPA”) prior to public release of each such announcement.

In discharging its oversight responsibility, the Audit Committee obtained from the CPA, the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, describing all relationships between the auditors and the Company that might bear on the auditors’ independence; discussed with the CPA the CPA’s independence and any relationships that may impact the CPA’s objectivity and independence; and satisfied itself as to the CPA’s independence. The Audit Committee also discussed with management, the internal auditors and the CPA, the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing. The Audit Committee reviewed with both the CPA and the internal auditors, their audit plans, audit scope, and identification of audit risks.

The Audit Committee discussed and reviewed with the CPA all communications required by generally accepted auditing standards, including the matters required to be discussed under Statement of Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU 380 as may be modified or supplemented), and discussed and reviewed the results of the CPA’s examination of the financial statements.

The Audit Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2002, with management and with the CPA.

Based on the above-mentioned review and discussions with management and the CPA, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

Date: February 27, 2003

Newton A. Campbell, Chairman

Thomas E. Beal

David R. Bradley, Jr.

John H. Mize, Jr.

By Order of the Board of Directors

Dennis R. Rilinger

Secretary

March 10, 2003

Copies of the Company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act are available at the Company’s website at www.umb.com after they are filed with the Securities and Exchange Commission. A copy of the Company’s Annual Report on Form 10-K, as filed with the Securities Exchange Commission, will be furnished without charge upon written request directed to: Secretary, UMB Financial Corporation, 1010 Grand Boulevard, Kansas City, Missouri 64106.

APPENDIX A

UMB FINANCIAL CORPORATION

AUDIT COMMITTEE CHARTER

The Audit Committee Charter shall be reviewed annually by the Audit Committee (hereafter referred to as the Committee) and the Committee shall recommend adoption of this Charter to the UMB Financial Corporation Board of Directors.

ORGANIZATION

The Committee shall be comprised of at least four Directors appointed by the Board of Directors in accordance with regulatory requirements and applicable securities rules. This includes, but is not limited to, independence, financial literacy and financial expertise requirements. Appendix A contains specific independence, financial literacy and financial expertise guidelines.

One member of the Committee shall be appointed chairman. The chairman shall be responsible for Committee leadership, including scheduling and presiding over meetings and making regular reports to the Board of Directors. In the event the chairman is unable to attend a meeting, he may appoint an alternate to assume his responsibilities.

A simple majority, in person or conference, constitutes a quorum.

The Committee shall maintain free and open communication with the independent auditors, the internal auditors and Company management in discharging its responsibilities. The Committee is empowered to investigate any matter relating to the Company’s accounting, auditing, internal control or financial reporting practices with full access to all Company books, records, facilities and personnel.

The Committee shall retain outside counsel and independent auditors.

The Committee shall meet a minimum of four times a year with additional meetings scheduled as the Committee deems appropriate.

RESPONSIBILITIES

The Committee’s primary responsibilities include the following activities.

♦	Select and recommend to the Board of Directors appointment of the independent accounting firm. Such auditors are ultimately accountable to the Board and the Committee, as representatives of the shareholders. This includes pre-approving the scope of audit and non-audit services and related fees paid to the independent accountants. The Committee may elect to provide management blanket approval for permissible non-audit services for a pre-determined diminimus amount.

♦	Obtain annually from the independent auditors a formal written statement describing all relationships between the auditors and the Company, consistent with Independence Standards Board Standard Number 1.

♦	Review the audited financial statements and discuss them with management and the independent auditors. These discussions shall include the matters required to be discussed under Statement of Auditing Standards No. 61 and consideration of the quality of the Company’s accounting principles as applied in its financial reporting, including a review of particularly sensitive accounting estimates, reserves and accruals, judgmental areas, audit adjustments and other such inquiries as the Committee or the independent auditors shall deem appropriate. Based on such review, the Committee shall make its recommendation to the Board as to the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K.

♦	Issue annually a report to be included in the Company’s proxy statement as required by the rules of the Securities and Exchange Commission.

♦	Review with management and the independent auditors the interim financial information contained in the Company’s Quarterly Reports.

♦	Review with Independent Auditors the results of the audit as presented in their Management Report.

♦	Review with Corporate Audit Services internal audit activities, including the internal audit organization, responsibilities, independence, plans, results and budget.

♦	Review with management, Corporate Audit Services and the independent auditors the quality and adequacy of and compliance with the UMB Financial Corporation and affiliates’ internal controls.

♦	Review with management and/or the Company’s general counsel, litigation that may have a material impact on the Company’s financial statements.

♦	Review with management and Corporate Audit Services the results of regulatory examinations.

♦	Review with management the Company’s Code of Conduct program.

♦	Review with management and Corporate Risk Services, Suspicious Activity Reporting in accordance with regulatory reporting requirements.

♦	Review with management loan portfolio reserves and credit review processes.

♦	Meet in executive sessions with the independent auditors.

♦	Meet in executive sessions with the internal auditors.

♦	Meet in executive sessions with the audit committee.

APPENDIX A

UMB FINANCIAL CORPORATION

AUDIT COMMITTEE CHARTER

QUALIFICATION GUIDELINES

INDEPENDENCE QUALIFICATIONS:

•	Not currently employed or employed in the past three years by UMB Financial Corporation or any affiliate.

•	Received no compensation from UMB Financial Corporation or any affiliate in excess of $60,000 (this excludes Director Fees).

•	Made no payments to or received payments from UMB Financial Corporation or any affiliate in excess of 5% of gross revenues (this excludes loan principal receipts or payments).

•	No immediate family member serves as an executive officer of UMB Financial Corporation or any affiliate currently or within the past three years.

•	Stock ownership is less than 1%.

•	Not employed as an executive of another entity where an executive of UMB Financial Corporation, or any affiliate serves on the entity’s compensation committee.

FINANCIAL LITERACY QUALIFICATIONS:

•	Experience reading and understanding financial statements.

•	Three years experience as a board member of financial institutions.

FINANCIAL EXPERT:

•	Pending issuance of SEC guidelines.

UMB FINANCIAL CORPORATION

ANNUAL MEETING

UMB Bank Auditorium

1010 Grand Boulevard

Kansas City, Missouri

Thursday, April 17, 2003

10:00 a.m.

VOTE BY INTERNET

Your Internet vote is quick, convenient and your vote is immediately submitted. Just follow these easy steps:

1. Read the accompanying Proxy Statement.

2. Visit our Internet voting site at http://www.eproxyvote.com/umbf and follow the instructions on the screen.

Your internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card. Please note that all votes cast by Internet must be submitted prior to 5:00 p.m. Central Time, April 15, 2003.

If you vote by Internet, please do not return your proxy by mail.

THANK YOU FOR YOUR VOTE.

Cut or tear along perforated edge

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UMB FINANCIAL CORPORATION

PROXY                                                          P.O. Box 419226, Kansas City, MO 64141-6226

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING ON APRIL 17, 2003.

The undersigned hereby appoints R. Crosby Kemper, R. Crosby Kemper III and Peter J. Genovese or any of them, with full power of substitution as proxies, to vote all shares of Common Stock of UMB Financial Corporation, which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held April 17, 2003, and any adjournments thereof.

1.	ELECTION OF DIRECTORS IN CLASS III

(To withhold authority to vote for any individual nominee, strike a line through the nominee’s name. In such event, unless you request otherwise, your votes will then be cumulated and voted for the other nominees.)

☐ FOR all nominees in Class III	☐ WITHHOLD AUTHORITY
(except as otherwise indicated)	on all nominees below

H. Alan Bell, Cynthia J. Brinkley, Jack T. Gentry, R. Crosby Kemper, III, John H. Mize, Jr., Alan W. Rolley, Thomas D. Sanders,

L. Jashua Sosland, Herman R. Sutherland, Dr. Jon Wefald

2.	Ratification of the Audit Committee’s selection of Deloitte & Touche LLP to serve as the Company’s independent auditors and to examine and audit the consolidated financial statements of the Company for the fiscal year 2003:

☐  FOR                                     ☐  AGAINST                                 ☐  ABSTAIN

3.	Approval of the UMB Financial Corporation 2002 Incentive Stock Option Plan.

☐  FOR                                     ☐  AGAINST                                 ☐  ABSTAIN

(TO BE SIGNED ON OTHER SIDE)

Management knows of no other matters to be brought before the Annual Meeting; however, the persons named as proxy holders or their substitutes will vote in accordance with their best judgment if any other matters are properly brought before the Annual Meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder or absent instruction will be voted FOR Proposals 1, and 2. Unless authority to vote for any director nominee is withheld, authority to vote for such nominee will be deemed granted.

PLEASE

Signature

SIGN

HERE

Signature

Please sign exactly as name appears, if shares are held jointly, any one of the joint owners may sign. Attorneys-in-fact, executors, administrators, trustees, guardians or corporation officers should indicate the capacity in which they are signing.

PLEASE SIGN, DATE, AND MAIL THIS PROXY PROMPTLY whether or not you expect to attend the meeting.

Date                                                                                                                   , 2003.